                                                                   EXHIBIT 2.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           WESTERN GROWTH CORPORATION


                                   ARTICLE I

                                      NAME

     The name of the corporation (the "Corporation") shall be:

                           Western Growth Corporation


                                   ARTICLE II

                                    DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.


                                  ARTICLE III

                                    PURPOSES

     The purposes for which the Corporation is organized are:

     To seek, investigate, acquire interests in, and dispose of business opportunities, ventures, and assets; to own and operate any lawful enterprise whatsoever; to acquire, hold, and dispose of real or personal properties of any kind or nature whether tangible or intangible; and generally to do or perform any act necessary or desirable in connection with the foregoing;

     To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, or otherwise trade with and deal in real estate, lands, and interests in lands and all other property of every kind and nature;

     To borrow money and to execute notes and obligations and security contracts therefore, and to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefore; to carry on a general mercantile business and to purchase, sell, and deal in such goods and supplies, and merchandise as are necessary or desirable in connection therewith;

     To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and


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     To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under the Nevada Revised Statutes and to exercise all powers allowed or permitted thereunder.


                                   ARTICLE IV

                               AUTHORIZED SHARES

     The Corporation shall have authority to issue an aggregate of 50,500,000 shares, of which 500,000 shares shall be preferred stock, $0.001 par value (the "Preferred Stock"), and 50,000,000 shares shall be common stock, par value $0.001 (the "Common Stock"). The powers, preferences, and rights, and the qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation shall be authorized to issue, are as follows:

     (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

           (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

           (ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or noncumulative;

           (iii) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

           (iv) Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

           (v) The rights, if any, of the holders of shares of the series on voluntary or involuntary

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      liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

           (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

           (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

     (b) Common Stock. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

           (i) After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the Nevada Revised Statutes, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series;

           (ii) After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

           (iii) Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

     (c) Other Provisions.

           (i) The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into


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      or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

           (ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

           (iii) Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.


                                   ARTICLE V

                            LIMITATION ON LIABILITY

     A director of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of section 78.300 of the Nevada Revised Statutes.


                                   ARTICLE VI

              ELECTION NOT TO BE GOVERNED BY NRS 78.378 TO 78.3793

     The Corporation elects not to be governed by the provisions of sections
78.378 to 78.3793, inclusive, of the Nevada Revised Statutes regarding control share acquisitions.



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                                  ARTICLE VII

              ELECTION NOT TO BE GOVERNED BY NRS 78.411 TO 78.444

     The Corporation elects not to be governed by the provisions of sections
78.411 to 78.444, inclusive, of the Nevada Revised Statutes regarding combinations with interested shareholders.


                                  ARTICLE VIII

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.


                                   ARTICLE IX

                     REGISTERED OFFICE AND REGISTERED AGENT

     The name and address of the Corporation's registered agent in the state of Nevada is Nevada Agency and Trust, Suite 880, 50 West Liberty Street, Reno, Nevada 89501. Either the registered office or the registered agent may be changed in the manner provided by law.


                                   ARTICLE X

                                   AMENDMENT

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE XI

                        ADOPTION AND AMENDMENT OF BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation


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not inconsistent with the laws of the state of Nevada now or hereafter existing.


                                  ARTICLE XII

                                   DIRECTORS

     The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be not less than one (1) nor more than nine (9) as determined from time to time in the manner provided in the bylaws of the Corporation. The original board of directors shall consist of one person. The name and address of the person who is to serve as a director until the first annual meeting of stockholders and until his or her successor is elected and shall qualify is as follows:

     Name                                  Address
     ----                                  -------
     L. Dee Hall                           2077 Elderberry Way
                                           Sandy, Utah 84092


                                  ARTICLE XIII

                                  INCORPORATOR

     The name and mailing address of the sole incorporator signing this certificate of incorporation is as follows:

     Name                                  Address
     ----                                  -------
     L. Dee Hall                           2077 Elderberry Way
                                           Sandy, Utah 84092

     The undersigned, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes, makes this certificate, hereby declaring and certifying that it is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this 17 day of December, 1993.


                                           /s/  L. Dee Hall
                                           -------------------------------
                                                L. Dee Hall

STATE OF UTAH        )
                     :ss
COUNTY OF SALT LAKE  )


     I, a notary public, hereby certify that on the 17th day of December, 1993, personally appeared before me L. Dee Hall, who being by me first duly sworn, declared that he signed such instrument as his own act and deed and that the facts stated therein are true.

     WITNESS MY HAND AND OFFICIAL SEAL.


                                           __________________________________
                                           Notary Public


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                               ARTICLES OF MERGER


KNOW ALL MEN BY THESE PRESENTS:

     THESE ARTICLES OF MERGER are executed and entered into as of the __ day of December, 1993, by and between Western Growth Corporation, a Nevada corporation (hereinafter referred to as "Western" or the "Surviving Corporation"), and Sierra Growth Corporation, a Utah corporation (hereinafter referred to as "Sierra").


                                  WITNESSETH:

                                       I

                                 PLAN OF MERGER

     Pursuant to these Articles of Merger, it is intended and agreed that Sierra will be merged into Western, Western shall be the Surviving Corporation and each share of Sierra common stock outstanding on the effective date of the merger shall be converted into one share of Western common stock. The name of the Surviving Corporation shall be Western Growth Corporation. The terms, conditions, and understandings of the merger are set forth in the Plan of Merger between Western ant Sierra, dated December 17, 1993, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.


                                       II

                    CERTIFICATE OF INCORPORATION AND BYLAWS

     On the consummation of the merger, the certificate of incorporation and bylaws of the Surviving Corporation shall be the certificate of incorporation and bylaws of Western.


                                      III

                  AUTHORIZED AND OUTSTANDING SHARES OF WESTERN

     Western has authorized 500,000 shares of preferred stock, par value $0.001, none of which is outstanding, and 50,000,000 shares of common voting stock, $0.001 par value, 1,000 shares of which are issued and outstanding. Each of the shares is entitled to one vote.


                                       IV

                  AUTHORIZED AND OUTSTANDING SHARES OF SIERRA


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


     Sierra has authorized 100,000,000 shares of common stock, par value $0.001, of which 12,280,000 shares are issued and outstanding prior to implementation of the 1-for-10 reverse split approved by the shareholders on December 17, 1993. Each of the shares is entitled to one vote.


                                       V

               APPROVAL BY DIRECTORS AND SHAREHOLDERS OF WESTERN

     The board of directors of Western has approved the adoption of the Plan of Merger and the performance of its terms. At 1,000 shares of common stock of Western were voted in favor of entering into the Plan of Merger with no shares of common stock of Western dissenting. Such shares were voted as a class. The shares voted in favor of the Plan of Merger represented all issued and outstanding shares of Western and the Plan of Merger was duly approved by the Western Shareholders.


                                       VI

                APPROVAL BY DIRECTORS AND SHAREHOLDER OF SIERRA

     The board of directors of Sierra approved the adoption of the Plan of Merger and the performance of its terms. Of the 12,280,000 common shares of Sierra issued and outstanding on the record date of December 3, 1993 (prior to implementation of the reverse split), _________ of such shares were voted in favor of entering into the Plan of Merger and _________ of such shares were voted against the Plan of Merger. Such shares were voted individually and not as a class. The shares voted in favor of the Plan of Merger represented a majority of the total issued and outstanding shares of Sierra and the Plan of Merger was duly approved by the Sierra shareholders.


                                      VII

                            UNDERTAKINGS OF WESTERN

     Western agrees that it will comply with the provisions of the Utah Revised Business Corporation Act with respect to foreign corporations if it is to transact business in Utah, and hereby agrees with the Secretary of State of Utah as follows:


                                                 (1)  Western may be served
                                                 with process in Utah in any
                                                 proceeding for the enforcement
                                                 of any obligation of Sierra
                                                 and in any proceeding for the
                                                 enforcement of the rights of a
                                                 dissenting shareholder of
                                                 Sierra against the surviving
                                                 or new corporation.


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



                                                 (2)  Western hereby
                                                 irrevocably appoints the
                                                 Secretary of State of Utah as
                                                 its agent to accept service of
                                                 process in any such
                                                 proceeding, and requests that
                                                 copies of any such process be
                                                 mailed to Western at 2077
                                                 Elderberry Way, Sandy, Utah
                                                 84092.

                                                 (3)  Western shall promptly
                                                 pay to the dissenting
                                                 shareholders of Sierra the
                                                 amount, if any, to which they
                                                 shall be entitled under the
                                                 provisions of the Utah Revised
                                                 Business Corporation Act with
                                                 respect to the rights of
                                                 dissenting shareholders.

     IN WITNESS WHEREOF, the undersigned corporations, acting by their respective presidents, have executed these Articles of Merger as of the date first above written.

                                         Western Growth Corporation
                                         A Nevada Corporation

                                         By ____________________________
                                            L. Dee Hall, President and Secretary


                                         Sierra Growth Corporation
                                         A Utah Corporation

                                         By ____________________________
                                            L. Dee Hall, President


                         STATE OF UTAH             )
                                              :ss
                         COUNTY OF SALT LAKE       )


     On this __ day of December, 1993, personally appeared before me L. Dee Hall, who being by me duly sworn did say, that he is the President and Secretary of Western Growth Corporation and the President of Sierra Growth Corporation, that he is the person who executed the foregoing Articles of Merger on behalf of such corporations and that the statements contained therein are true.

My Commission Expires
                                         _______________________________
                                         Notary Public
                                         Residing in ___________________

                                                                       EXHIBIT A

                                 PLAN OF MERGER

     THIS PLAN OF MERGER, dated as of December __, 1993, is made and entered into by and between Sierra Growth Corporation, a Utah corporation ("Sierra"), and Western Growth Corporation, a Nevada corporation ("Western"). Western is sometimes hereinafter referred to as the "Surviving Corporation", and Western and Sierra are sometimes hereinafter collectively referred to as the "Constituent Corporations."


                                   WITNESSETH

     WHEREAS, Sierra is a corporation duly organized and existing under the laws of the state of Utah, having an authorized capital of 100,000,000 shares of common stock, par value $0.001 (the "Common Stock of Sierra"), of which 12,280,000 shares are issued and outstanding and of which approximately 1,228,000 will be outstanding following implementation of a 1-for-10 reverse split approved by the Company's shareholders on December 17, 1993; and

     WHEREAS, Western is a corporation duly organized and existing under the laws of the state of Nevada, having an authorized capital of 500,000 shares of preferred stock, par value $0.001, none of which is outstanding, and 50,000,000 shares of common stock, par value $0.001 (the "Common Stock of Western"), of which 1,000 shares are issued and outstanding as of the date hereof; and

     WHEREAS, Western was formed by Sierra for the express purpose of changing the state of incorporation of Sierra from Utah to Nevada and, in connection therewith, changing the name of Sierra to Western Growth Corporation; and

     WHEREAS, the respective boards of directors of Sierra and Western have each duly approved this Plan of Merger (the "Plan") providing for the merger of Sierra with and into Western and the conversion of each share of Sierra common stock outstanding on the effective date of the merger into one share of Western common stock, all as authorized by the statutes of Nevada and Utah; and

     WHEREAS, Sierra owns all the issued and outstanding voting securities of Western;

     NOW THEREFORE, based on the foregoing premises and in consideration of the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of Common Stock of Sierra to be converted into shares of Common Stock of Western and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:


                                   ARTICLE I

                    MERGER AND NAME OF SURVIVING CORPORATION

     On the effective date of the merger, Western and Sierra shall cease to exist separate and Sierra shall be merged with and into Western, which is hereby designated as the "Surviving Corporation", the name of which on and after the effective date of the merger shall be "Western Growth Corporation", or such other name as may be available and to which the parties may agree.



                                   ARTICLE II

                         TERMS AND CONDITIONS OF MERGER

     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

     (a) On the effective date of the merger:

           (i) Sierra shall be merged into Western to form a single corporation and Western shall be and is designated herein as the Surviving Corporation;

           (ii) the separate existence of Sierra shall cease;

           (iii) the Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of Nevada; and

           (iv) the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Constituent Corporations; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

      (b) On the effective date of the merger, the board of directors of the Surviving Corporation and the members thereof, shall be and consist of the members of the board of directors of Sierra elected at its special meeting of shareholders at which the merger was approved, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

      (c) On the effective date of the merger, the officers of the Surviving Corporation shall be and


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


      consist of the officers of Sierra appointed by its directors elected at the special meeting at which the merger was approved, such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

     If on the effective date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation and the laws of the state of Nevada.

                                  ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

     The manner and basis of converting the shares of Common Stock of Sierra into shares of the Common Stock of Western, and the mode of carrying the merger into effect are as follows:

      (a) Each share of Common stock of Sierra outstanding on the effective date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of Western, so that the approximately 1,228,000 share of Common Stock of Sierra outstanding following implementation of the reverse split are converted into an aggregate of approximately 1,280,000 share of Common Stock of Western, which shares of Common Stock of Western shall thereupon be duly and validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holders thereof be liable for any further payments with respect thereto. After the effective date of the merger, each holder of an outstanding certificate which prior thereto represented shares of the Common Stock of Sierra shall be entitled on surrender thereof to the transfer and exchange agent of Western, to receive in exchange therefor a certificate or certificates representing the number of whole share of Common Stock of Western into which the shares of Common Stock of Sierra so surrendered shall have been converted as set forth above, such denominations and registered in such names as such holder may request. Until so surrendered, each such outstanding certificate which, prior to the effective date of the merger, represented share of the Common Stock of Sierra shall for all purposes evidence the ownership of the share of Common Stock of Western into which such shares have been converted; provided, that dividends or other distributions which are payable in respect to shares of Common Stock of Western into which shares of Common Stock of Sierra shall have been converted shall be set aside by Western and shall not be paid to holders of certificates, representing such shares of Common Stock of Sierra until such certificates shall have been surrendered in exchange for certificates representing shares of Common Stock of Western, and on such surrender, of such share shall be entitled to receive such dividends or other distributions without interest.

      (b) All shares of Common Stock of Western into which shares of the Common Stock of Sierra shall have been converted pursuant to this Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of Sierra.

      (c) If any certificate for shares of Common Stock of Western is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to Western or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Common Stock of Western in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Western or any agent designated by it that such tax has been paid or is not payable.

      (d) The 1,000 shares of Common Stock of Western held by Sierra shall be canceled and returned to the status of authorized and unissued shares.



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


                                   ARTICLE IV

                    CERTIFICATE OF INCORPORATION AND BYLAWS

     1. The certificate of incorporation of Western shall, on the merger becoming effective, be and constitute the certificate of incorporation of the Surviving Corporation unless and until amended in the manner provided by law.

     2. The bylaws of Western shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation unless and until amended in the manner provided by law.


                                   ARTICLE V

                    OTHER PROVISIONS WITH RESPECT TO MERGER

     This Plan shall be submitted to a vote at a meeting of shareholders of each of the Constituent Corporations as provided by the laws of the states of Nevada and Utah. After the approval or adoption thereof by the shareholders of each Constituent Corporation in accordance with the requirements of the laws of the states of Nevada and Utah, all required documents shall be executed, filed, and recorded in accordance with all requirements of the states of Nevada and Utah.


                                   ARTICLE VI

        APPROVAL AND EFFECTIVE DATE OF THE MERGER; MISCELLANEOUS MATTERS

     1. The merger shall become effective when all of the following actions have been taken:

      (a) This Plan shall have been authorized, adopted, and approved on behalf of the Constituent Corporations in accordance with the laws of the states of Nevada and Utah; and

      (b) Articles of Merger (with this Plan attached as part thereof), or a Certificate of Merger setting forth the information required by, and executed and certified in accordance with, the laws of the states of Nevada and Utah, shall be filed in the appropriate offices of the states of Nevada and Utah, and such states shall have issued certificates of merger reflecting such filing.

     2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirmable title in the Surviving Corporation, of record or otherwise, to any property of Sierra or Western acquired or to be acquired by or as a result of the merger, the officers and directors of Sierra or Western or any of them shall be severally and fully authorized to execute and deliver any and Ad such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purpose of the merger and the terms of this Plan.

     3. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.

     4. This Plan shall be governed by and construed in accordance with the applicable laws of the states of Nevada and Utah.

     5. This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan of Merger to be executed, all as of the date first above written.

                                         Sierra Growth Corporation

                                         By /s/ L. Dee Hall
                                            ________________________
                                            L. Dee Hall, President


                                         Western Growth Corporation


                                         By /s/ L. Dee Hall
                                            ________________________
                                            L. Dee Hall, President

                                  AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           SIERRA GROWTH CORPORATION

     Pursuant to section of the Utah Revised Business Corporation Act, Sierra Growth Corporation, a Utah corporation, hereinafter referred to as the "Corporation", hereby adopts the following Amendment to its Articles of Incorporation.

     1. The Articles of Incorporation of the Corporation are hereby amended by inserting the following new provision as Article IV-A:

                        ARTICLE IV-A-REVERSE STOCK SPLIT

           At the effective time of this Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the 12,280,000 shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-10 basis, and stockholders shall receive one share of the Corporation's post-split Common Stock (hereinafter the "Consolidated Common Stock"), for each 10 shares of Common Stock $0.001 par value, held by them on the effective date of the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interests will be rounded to the nearest whole share. The reverse split will not result in any modification of the rights of shareholders, and will have no effect on the shareholders' equity in the Corporation. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.

     2. Except as specifically provided herein, the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

     3. By execution of this Amendment to Articles of Incorporation, the president of the Corporation certifies that the foregoing Amendment to Articles of Incorporation of Sierra Growth Corporation, was duly authorized and adopted by the shareholders of the Corporation at special meeting held December 17, 1993, at which a total of shares of the Corporation's 12,280,000 issued and outstanding shares of common stock were represented in person or by proxy and of which were voted in favor of this Amendment, shares, or were voted against this Amendment, and shares, or abstained from voting.

     DATED the 17th day of December, 1993.

                                         Sierra Growth Corporation


                                         By /s/ L. Dee Hall
                                            ________________________
                                            L. Dee Hall, President



                            STATE OF UTAH        )
                                                 :ss
                            COUNTY OF SALT LAKE  )


     On this ___ day of December, 1993, personally appeared before me L. Dee Hall, who, being by me duly sworn, did say that he is the president of Sierra Growth Corporation, a Utah corporation, that he is the person who executed the foregoing Amendment to Articles of Incorporation on behalf of said corporation by authority of its board of directors and shareholders, and he acknowledged to me that said corporation executed the same.




                                         ____________________________
                                         Notary Public

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                           WESTERN GROWTH CORPORATION

     Pursuant to the provision of Article 78.390 of the Nevada Revised Status Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:  The name of the corporation is Western Growth Corporation.

     SECOND: The following amendment to the Articles of Incorporation of Western Growth Corporation, was duly adopted by the shareholders of the corporation at a meeting held September 12, 1995, in the manner prescribed by the Laws of the State of Nevada Act, to Wit:

                                 ARTICLE I-NAME

     The name of the Corporation is CVF Corp.

     THIRD: The number of shares of the corporation outstanding at the time of the adoption of such amendments was 2,431,863 and the number entitled to vote thereon was 2,431,863.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

          Class                          Number of Shares
          -----                          ----------------
          Common                             2,431,000

     FIFTH: The number of shares voted for such amendments was 2,019,463, with -0- opposing and -0- abstaining.

     SIXTH: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

     SEVENTH: This amendment does not effect a change in the stated capital of the corporation as set forth above.

     IN WITNESS WHEREOF, the undersigned president and secretary, having been thereunto duly authorized, has executed the foregoing Articles of Amendment for the corporation this 12th day of September 1995.



     WESTERN GROWTH CORPORATION

                                         By:  /s/ L. Dee Hall
                                              --------------------------------
                                              L. Dee Hall, President/Secretary

STATE OF UTAH        )
                     )ss.
COUNTY OF SALT LAKE  )


     Subscribed and sworn to before me this 12th day of September 1995.


                                         Notary Public

My Commission Expires:

Residing at: Salt Lake County

                         CERTIFICATE OF DESIGNATION OF
               VOTING POWERS, PREFERENCES, RIGHTS AND LIMITATIONS
                                       OF
                           SERIES "A" PREFERRED STOCK
                                       OF
                                   CVF CORP.

     Authority is expressly granted to the Board of Directors of CVF Corp. (the "Company"), at any time and from time to time, to issue the preferred shares of the Company in one or more series with such designations and characteristics as determined by the Board of Directors. The President/Secretary of the Company does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Company's Articles of Incorporation and pursuant to the provisions of Section 78.195 of the Nevada Revised Statutes, the Company's Board of Directors, pursuant to unanimous written consent in lieu of a meeting dated August 10, 1995, duly adopted a resolution providing for the designation of a series of preferred stock consisting of 25,000 shares of the Company's preferred stock to be known as Series "A" Preferred Stock. Such resolution is as follows:

     RESOLVED, that pursuant to the authority expressly granted and invested in the Board of Directors of this Company in accordance with the provisions of its Articles of Incorporation, a series of preferred stock of the Company is hereby given the distinctive designation of "Series "A" Preferred Stock." Said series shall consist of 25,000 shares of the Company's par value $.001 per share preferred stock. Each share of Series "A" Preferred Stock shall have a Stated Value of the U.S. dollar equivalent of Cdn. $25.00 determined at the date of issuance by reference to the noon spot rate for conversion of Canadian dollars into U.S. dollars as published by the Bank of Canada on the business day immediately preceding the date of issuance (the "Stated Value"). The Board of Directors hereby designates the preferences and characteristics of the Series "A" Preferred Stock as follows:

1.   DIVIDENDS

     1.1 The holders of the Series "A" Preferred Stock, in priority to the holders of shares of Common Stock of any class of the Company and all other shares ranking junior to the Series "A" Preferred Stock, shall be entitled to receive and the Company shall pay thereon, as and when declared by the Board of Directors of the Company out the assets of the Company properly applicable to the payment of dividends, fixed preferential cumulative cash dividends at the rate of 5% per annum on the Redemption Amount (as hereinafter defined) per share. Such dividends shall be payable in semi-annual installments on the last days of June and December in each year and shall accrue and be cumulative from the date of issue. If on any dividend payment date the dividend payable on such date is not paid in full on all the shares of Series "A" Preferred Stock then issued and outstanding, such dividend, or the unpaid part thereof, shall be paid at a subsequent date or dates in priority to dividends on any class of Common Stock of the Company and any other shares ranking junior to the Series "A" Preferred

Stock. The holders of shares of Series "A" Preferred Stock shall not be entitled to any dividends other than or in excess of the preferential cumulative cash dividends hereinbefore provided.

     1.2 Except with the consent in writing of the holders of all the shares of Series "A" Preferred stock outstanding, no dividend shall at any time be declared and paid on or set apart for payment on the Common Stock of any class of the Company or on any other shares ranking junior to the Series "A" Preferred Stock and the Company shall not call for redemption, purchase or otherwise acquire for value less than all of the then outstanding Series "A" Preferred Stock nor redeem, purchase or otherwise acquire for value any class of Common Stock or any shares of any other class of the Company ranking junior to the Series "A": Preferred Stock unless and until the accrued preferential cumulative cash dividends on all the shares of Series "A" Preferred Stock outstanding have been declared and paid or set apart for payment.

2.   LIQUIDATION

     2.1 In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the shares of Series "A" Preferred Stock shall be entitled to receive from the assets of the Company a sum equivalent to the aggregate Redemption Amount (as hereinafter defined) of all shares of Series "A" Preferred Stock held by them respectively before any amount shall be paid or any assets of the Company distributed to the holders of any shares of Common Stock of any class of the Company or shares of any other class ranking junior to the Series "A" Preferred Stock. After payment to the holders of the Series "A" Preferred Stock of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets of the Company.

3.   PURCHASE BY THE CORPORATION

     3.1 Subject to applicable law, the Company may at any time or from time to time, purchase (if obtainable) all or part of the outstanding shares of Series "A" Preferred Stock at the lowest price at which, in the opinion of the Board of Directors of the Company, such shares are obtainable, but not exceeding the Redemption Amount calculated in the manner set out in the clause 4.1.

4.   REDEMPTION BY THE CORPORATION

     4.1 The Company may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding shares of Series "A" Preferred Stock on payment of an amount for each share to be redeemed equal to the U.S. dollar equivalent of Cdn. $25.00 determined at the date of issuance by reference to the noon spot rate for conversion of Canadian dollars into U.S. dollars as published by the Bank of Canada on the business day immediately preceding the date of issuance, such amount being herein referred to as the "Redemption Price", plus all unpaid dividends which shall have accrued thereon and which shall be treated as accruing to, but not including, the date of such redemption, the whole constitution and being herein referred to as the "Redemption Amount".

     4.2 In the case of redemption of shares of Series "A" Preferred Stock under the provisions of clause 4.1 hereof, the Company shall at least 21 days (or, if all of the holders of the shares of Series "A" Preferred Stock consent, such shorter period to which they may consent) before the date specified for redemption mail (or, with the consent of any particular holder, otherwise deliver) to each person who at the date of mailing (or delivery, as the case may be) is a holder of shares of Series "A" Preferred Stock to be redeemed, a notice in writing of the intention of the Company to redeem such shares. Such notice shall (subject to the consent of any particular holder referred to above) be mailed by letter, postage prepaid, addressed to each such holder at his address as it appears on the records of the Company or in the event of the address of any such holder not so appearing, then to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if only part of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the holders of the shares of Series "A" Preferred Stock to be redeemed, the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the shares of Series "A" Preferred Stock called for redemption. Such payment shall be made by check payable at par at any branch of the Company's banks in the United States (or, with the consent of any particular holder, by any other means of immediately available funds). If only part of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the date specified for redemption in any such notice, the holders of the shares of Series "A" Preferred Stock called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of shares of Series "A" Preferred Stock in respect thereof unless payment of the Redemption Amount is not made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders of the said shares of Series "A" Preferred Stock shall remain unaffected.

     The Company shall have the right, at any time after the mailing (or delivery, as the case may be) of notice of its intention to redeem any shares of Series "A" Preferred Stock, to deposit the Redemption Amount of the shares so called for redemption, or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to, or to the order of, the respective holders of such shares of Series "A" Preferred Stock called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the shares of Series "A" Preferred Stock in respect whereof such deposit shall have been made, shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest allowed on such deposit shall belong to the Company.

5.   REDEMPTION AT THE OPTION OF THE HOLDERS

     5.1 At any time after five (5) years from the date of issuance of the Series "A" Preferred Stock, a holder of such shares shall be entitled to require the Company to redeem, subject to the requirements of applicable law, all or any of the shares of Series "A" Preferred Stock held by such holder by tendering to the Company at its registered office a share certificate or certificates representing the shares of Series "A" Preferred Stock which the holder desires to have the Company redeem together with a request in writing specifying (i) that the holder desires to have the shares of Series "A" Preferred Stock represented by such certificate or certificates redeemed by the Company and, if only part of the shares represented by such certificate or certificates is to be redeemed, the number thereof so to be redeemed and (ii) the business day (herein referred to as the "Redemption Date") on which the holder desires to have the Company redeem such shares of Series "A" Preferred Stock. The Redemption Date shall be not less then 30 days (or such shorter period to which the Company may consent after the day on which the request in writing is given to the Company. Upon receipt of a share certificate or certificates representing the shares of Series "A" Preferred Stock which the holder desires to have the Company redeem together with such a request, the Company shall, on the Redemption Date, redeem such shares by paying to such holder the Redemption Amount (as defined above) for each such share of Series "A" Preferred Stock being redeemed. Such payment shall be made by check payable at par at any branch of the Company's banks (or, with the consent of the holder, by any other means of immediately available funds). If only part of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Company. The said shares of Series "A" Preferred Stock shall be redeemed on the Redemption Date and from and after the Redemption Date, the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of a holder of shares of Series "A" Preferred Stock in respect thereof unless payment of the Redemption Amount is not made on the Redemption Date, in which event the right of the holder of said shares of Series "A" Preferred Stock shall remain unaffected.

6.   VOTING RIGHTS

     6.1 Except as provided by law, the holders of Series "A" Preferred Stock shall have no voting rights.

     IN WITNESS WHEREOF, this Certificate has been executed by its President and Secretary as of the 12th day of September, 1995.


                                         CVF Corp.



                                         By:  /s/ L. Dee Hall
                                              ----------------------
                                         L. Dee Hall
                                         President/Secretary

STATE OF UTAH        )
                     )ss.
COUNTY OF SALT LAKE  )

     The foregoing instrument was acknowledged before me this 12th day of September, 1995, by L. Dee Hall, President/Secretary of CVF Corp., a Nevada corporation, on behalf of the Company.


                                         __________________________
                                         Notary Public
                                         State of Utah


My Commission Expires: